SCHEDULE 14C INFORMATION
            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Check the appropriate box:
[  ] Preliminary Information Statement
[  ] Confidential, for use of the Commission Only (as permitted by Rule 14c-
     5(d)(2))
[X]  Definitive Information Statement

                       Technical Maintenance Corporation
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee:
  [X]     No fee required.
  [  ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

  2)  Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4)  Proposed maximum aggregate value of transaction:

  5)  Total fee paid:


[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:

  2)  Form, Schedule or Registration Statement No.:

  3)  Filing Party:

  4)  Date Filed:

                       TECHNICAL MAINTENANCE CORPORATION


                    NOTICE OF A SPECIAL MEETING IN LIEU OF
                       AN ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 9, 1997

To the Holders of Class A Common
Stock and Series A Preferred Stock
of Technical Maintenance Corporation:


          PLEASE TAKE NOTICE that a Special Meeting in Lieu of an Annual Meeting of the Shareholders of Technical Maintenance Corporation (the "Company") will be held on Thursday, October 9, 1997, at Westin Mount-Royal Hotel, 1050 Sherbrooke Street West, Montreal, Quebec, Canada (H3A 2R6), commencing at 10:00 A.M., local time, for the following purposes:

     1. To elect six (6) directors for a term of one year or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed September 17, 1997 as the record date for determining those shareholders entitled to notice of and to vote at the meeting. Only shareholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

          An Information Statement and a Preliminary Prospectus of the Company, (filed with the Securities and Exchange Commission on September 15, 1997), are enclosed. Audited financial statements of the Company for the three fiscal years ended December 31, 1996 are contained in the Preliminary Prospectus.


                              By Order of the Board of Directors

                              Guy Nathan, Secretary


Dated:  September 19, 1997




















                       TECHNICAL MAINTENANCE CORPORATION

                        One Commerce Place - Suite 330
                            Montreal (Nun's Island)
                            Quebec, Canada H3E 1A2

                             INFORMATION STATEMENT

General

          This Information Statement and the accompanying Preliminary Prospectus ("Prospectus") are being mailed to the holders of record of Class A Common Stock ("Common Stock") and Series A Preferred Stock ("Preferred Stock") of Technical Maintenance Corporation (the "Company"), the two classes of capital stock of the Company presently issued and outstanding. These documents are being furnished in connection with a Special Meeting in Lieu of an Annual Meeting of Shareholders to be held for the purposes stated and at the time and place set forth in the accompanying Notice. This Information Statement and the Prospectus are being mailed on or about September 19, 1997.

          Besides financial statements, the Prospectus contains a great deal of information concerning the business and activities of the Company during the past three years. Shareholders are urged to read it thoroughly.

          The record date of shareholders entitled to notice of and to vote at the Meeting has been fixed as the close of business on September 17, 1997. The transfer books have not been and will not be closed. On that date, the Company had 14,584,707 shares of Common Stock and 100 shares of Preferred Stock outstanding. The 100 shares of Preferred Stock have voting rights identical with those of the Common Stock. Each outstanding share of Common Stock and Preferred Stock is entitled to one vote. The Preferred Stock will vote with the Common Stock as a single class. Votes may not be cumulated for the election of directors or for any other proposal. The presence at the Meeting, in person or by proxy, of holders of a majority of the holders of the combined shares of Common Stock and Preferred Stock entitled to vote is necessary to constitute a quorum.

          The Board of Directors of the Company has not and will not solicit proxies. Any shareholder may choose to vote in person or by his or her own proxy or ballot at the meeting.

Ownership of Common and Preferred Stock

          As of September 17, 1997, there were two entities known to be beneficial owners of five percent (5%) or more of the Company's outstanding Common Stock; Techno Expres, SA, a French corporation controlled by Tony Mastronardi, Guy Nathan and Tonino Lattanzzi, officers and directors of the Company, and Oraxium International, Inc., an independent corporation organized under the laws of Turks and Caicos Islands. On September 17, 1997, Techno Expres, S.A. owned 10,001,920 shares (68.58%) of the outstanding Common Stock and Oraxium International, Inc. owned 901,600 of such shares (6.18%). The 100 shares of Preferred Stock are owned by Sofinov, Societe Financiere d'Innovation Inc. (40 shares) and Societe Innovatech du Grand Montreal (60 shares).

          Tony Mastronardi, Guy Nathan and Tonino Lattanzi, officers and directors of the Company, indirectly and beneficially own 10,001,920 shares of the outstanding Common Stock, approximately 68.58% of that class, through Techno Expres, S.A. As such, they can elect all the directors nominated,




regardless of the votes of any other stockholders.

                             ELECTION OF DIRECTORS

General

           The holders of Common Stock and Preferred Stock are entitled to elect as many as six directors to the Board of Directors of the Company, to serve for the ensuing year or until their successors are duly elected and qualified.

          The six nominees for directors, whose backgrounds and beneficial stock ownership are described below, have been designated by management to stand for election at this Special Meeting. These six nominees comprise the current Board of Directors of the Company. In the event that any such nominee for director should become unavailable, which event management does not anticipate, a substitute nominee may be designated by the Board of Directors.

Information Concerning Nominees

          The following table provides certain relevant information concerning each of the six nominees designated by management to stand for election as a director.

        Name                  Office                   Age

Tony Mastronardi         President and Director        37

Guy Nathan               Senior Vice-President,
                           Secretary and Director      53

Tonino Lattanzi          Vice-President
                           and Director                45





























Jacques Bourque          Assistant-Secretary
                          and Director                 46

Pierre Pharand           Director                      55

Andre Duquenne           Director                      58

Tony Mastronardi resides in Montreal, Canada. Since 1984, Mr. Mastronardi has been employed by Les Pavages Samacon Inc., a Montreal-based family-owned construction company. Since April 1993, he has also been active in the management of Viatel Communications Inc., a Montreal-based cellular phone distributor. His role with the Company evolved from Director of Sales to President. He completed his post-secondary school studies at Dawson College in 1981.

Guy Nathan currently resides in Montreal, Canada. Mr. Nathan is an inventor, having patented numerous intellectual property inventions since 1965. He also founded several companies for the purpose of promoting and marketing his inventions. Mr. Nathan has a great deal of experience in telecommunications. He was directly involved in the creation of photovoltaic powered television transmitters and repeaters and microwave links; created a photovoltaic powered modular television set for communal and educational tv use in third world countries; acted as consultant for numerous African countries in matters of telecommunications, more particularly in setting-up radio and television networks by satellite; developed satellite dish antennas for direct television reception in KU band and developed and patented an interactive cable tv.

Tonino Lattanzi resides in France. Mr. Lattanzi has organized and been an active shareholder in several European corporations since 1975. In 1975, he organized Bennes Expres, a French corporation specializing in industrial waste management and residential garbage collection. In 1989, he organized Neturba, an Italian corporation which performs the same functions in Italy as Bennes Expres does in France. In 1989, he also organized France Pressions Expres, a French corporation specializing in construction alteration, road repairs and cement structures.

Jacques Bourque resides in Montreal, Canada. Mr. Bourque is a lawyer and senior partner of the law firm of Guy & Gilbert which has offices in Montreal, Canada. Mr. Bourque graduated from the law faculty of the Universite de Montreal in 1973 and was admitted to the Bar of the Province of Quebec in 1975.
 He also holds a Master in Business Administration from McGill University in 1977. Mr. Bourque has had extensive experience in corporate and commercial law, specializing in mergers and acquisitions.

Pierre Pharand resides in Montreal, Canada. Mr. Pharand was appointed Vice-President of Sofinov, Societe Financiere d'Innovation Inc. ("Sofinov") in September 1996. Sofinov is a venture capital fund and a wholly owned subsidiary of Caisse de Depot et placement du Quebec, a major pension fund with
57.2 billion dollars CDN of assets under management. Mr. Pharand holds a Bachelor's degree in industrial relations from the Universite de Montreal in 1972 and a Bachelor's degree in business administration from McGill University in 1964. He is also a Chartered Administrator. Prior to joining Sofinov, Mr. Pharand was President of Acero Management International Inc., a consulting firm specializing in the corporate development of technology-related companies. He was also Chairman of the Board as well as President and Chief Executive Officer of Datagram Inc., a communications and technology company. Mr. Pharand has held a number of managerial positions with the Compagnie Generale D'Electricite De France, where he was in charge of different subsidiaries.





Andre Duquenne is Senior Vice President of Information Technologies of T2C2, a venture capital fund organized by the Caisse de Depot, the Business Development Bank of Canada and others. Mr. Duquenne served from 1993 to June 1997 as Senior Vice President for technology placements at Societe Innovatech du Grand Montreal, a $300,000,000 CDN fund, specializing in high-tech and biomedical investments. Since 1993 he has served as a director for a number of public and private companies including Cognicase Inc., Touchtunes Digital Jukebox Inc., Tecsys Inc., Toon Boom Technologies Inc., Systemcorp Inc. and PAD Systems Inc.

Principal Shareholders

          The following table sets forth information regarding the beneficial stock ownership of the Company's executive officers and directors and each person known by the Company to own five percent or more of the outstanding shares of its Common Stock as of September 17, 1997.

Name and Address         Amount and Nature of               Percent
of Beneficial Owner      Beneficial Ownership               of Class
----------------------  ----------------------         ---------------
Tony Mastronardi
President, Director
4973, Felix Mclernan     10,001,920 shares (1)              68.58%
Pierrefonds QC H8Y 3L2      866,825 shares (2)               5.94%

Guy Nathan
Senior Vice-President
Secretary, Director      10,001,920 shares (1)              68.58%
1, rue Jeanne D'Arc         866,825 shares (2)               5.94%
91330
Yerres France

Tonino Lattanzi
Vice President, Director    328,038 shares                   2.25%
7, rue Leon Blum         10,001,920 shares (1)              68.58%
Z.I. Des Glaises,           866,825 shares (2)               5.94%
91120                        14,666 shares (3)                .001%
Palaiseau France

All officers and
directors as a group
(six persons)            11,215,049 shares                  76.896%

Oraxium International Inc.
P.O. Box 159
Hibiscus Square
Pond Street, Grand Turk
Turks and Caicos Islands
British West Indies         901,600 shares (4)               6.18%

_____________________________________
(1) Messrs. Mastronardi, Nathan and Lattanzi each own 33% of the capital stock of Techno Expres, SA, a French corporation with offices at 36, rue Du Marche, 94140 Alfort Ville France, the owner of 10,001,920 shares of the Company's Common Stock.

(2) Messrs. Mastronardi, Nathan and Lattanzi own 50%, 16.67% and 33.33% respectively, of the capital stock of Touchtunes Jukebox Inc., a Canadian




corporation with offices at One Commerce Place, suite 330, Nun's Island QC H3E 1A2, the owner of 866,825 shares of the Company's Common Stock.

(3) Mr. Lattanzi indirectly owns Neturba SRL, an Italian corporation with offices at via Bonafica 26 63040 Malitignano, Italy the owner of 14,666 shares of the Company's Common Stock.

(4) Oraxium International Inc. is an independent corporation which acquired 901,600 shares of Common Stock from the Company between December 1994 and April 1997 for work involving the Digital Jukebox technology and software. The Company has been informed that Oraxium International Inc. was organized under the laws of Turks and Caicos Islands.

Executive Compensation

          Until January 1, 1997, the Company had no arrangement for the remuneration of its officers and directors, except that they received reimbursement for actual, out-of-pocket expenses, including travel expenses, made on behalf of the Company. No remuneration was paid to the officers and directors of the Company for the year ended December 31, 1996.

          On March 11, 1997, the Company entered into an employment agreement with Tony Mastronardi, its President. The term of his employment is for five years and the salary for his first year of employment was fixed at $125,000 CDN. The salary is payable commencing January 1, 1997. Mr. Mastronardi entered a non-competition and confidentiality agreement with the Company for as long as he remains in its employ and for an additional year thereafter. The non-competition covenant will continue for as long as Mr. Mastronardi owns any shares, directly or indirectly, in the Company.

          On March 11, 1997, the Company also negotiated an employment agreement with Guy Nathan, its Senior Vice-president and Secretary. The terms of the employment agreement with Mr. Nathan are identical to those of the employment agreement entered with Mr. Mastronardi. Mr. Nathan also executed a non-competition and confidentiality agreement in favor of the Company on terms identical to those of the non-competition and confidentiality agreement executed by Mr. Mastronardi.

Board of Directors' Meetings

          The total number of meetings held by the Company's Board of Directors during the last fiscal year ending December 31, 1996 was three. Six meetings have been held since January 1, 1997. No incumbent director attended fewer than 75% of the meetings of the Board of Directors held during the period for which the director served. The Company has not appointed any committees.


















                         RECENT AMENDMENTS TO ARTICLES
                         OF INCORPORATION AND BY-LAWS

          On March 19, 1997, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, authorizing the issuance of 25,000,000 shares of Class A Common Stock and 10,000,000 shares of Series A Preferred Stock, each share of each class having a par value of one mil ($0.001). The Common Stock and the Preferred Stock rank equally in all respects and have identical rights. Each share of Preferred Stock can be converted into one share of Common Stock at the option of the holder thereof. The Amended and Restated Articles of Incorporation were authorized by Techno Expres, S.A. the owner of a majority of all outstanding shares of the Company entitled to vote.

          At a meeting held on March 15, 1997, the Board of Directors modified the By-Laws of the Company, increasing from 3 to 6 the number of members on its Board of Directors.

                     INTERNAL ACCOUNTANTS

          Ptack Schnarch Basevitz, Chartered Accountants, provide internal accounting services for the Company. A representative will be present at the meeting to respond to appropriate questions from shareholders.

          DEADLINE FOR FILING SHAREHOLDER PROPOSALS
                 FOR THE NEXT ANNUAL MEETING

          May 1, 1998 is the date by which proposals of shareholders intended to be presented to the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and Proxy relating to the next Annual Meeting.

                              By Order of the Board of Directors

                              GUY NATHAN, Secretary

Dated September 19, 1997


























                       TECHNICAL MAINTENANCE CORPORATION

                                  ADDENDUM TO

                    NOTICE OF A SPECIAL MEETING IN LIEU OF
                       AN ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 9,1997


To the Holders of Class A Common
Stock and Series A Preferred Stock
of Technical Maintenance Corporation:

     PLEASE TAKE FURTHER NOTICE with regard to the Special Meeting in Lieu of an Annual Meeting of the Shareholders of Technical Maintenance Corporation (the "Company") to be held on Thursday, October 9, 1997, at Westin Mount-Royal Hotel, 1050 Sherbrooke Street West, Montreal, Quebec, Canada (H3A 2R6), commencing at 10:00 A.M., local time, that

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

     The Board of Directors of the Company has not and will not solicit proxies. Any shareholders who attend the Meeting and wish to vote their shares in person, or through a duly authorized representative, will be given paper ballots for use at the Meeting.


                                   By Order of the Board of
                                   Directors

                                   Guy Nathan, Secretary


Dated: September 26,1997